Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

APIMEDS PHARMACEUTICALS US, INC.

Warrant Shares: 202,500

Date of Issuance: July [__], 2025

Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies and agrees that Murdock Capital Partners Corp. or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company 202,500 shares of Company common stock, par value $0.01 per share (the “Common Stock”), at a purchase price equal to $4.00 per share, subject to adjustment from time to time as provided herein. The shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price therefor, are hereinafter referred to as the “Shares” and the “Exercise Price,” respectively. This Warrant may be exercised at any time during the period beginning on the Date of Issuance and ending on or before the fifth (5th) annual anniversary of the Date of Issuance (such period, the “Exercise Period”). In the event that the Warrant is not exercised on or prior to the last day of the Exercise Period, the Warrant shall be deemed exercised (even if this Warrant is not surrendered) pursuant to a Cashless Exercise immediately prior to the expiration of the Exercise Period.

1. Exercise.

(a) Optional Exercise by Registered Holder. This Warrant may be exercised by the Holder, in whole or in part, as follows:

(i) by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the “Notice of Exercise”) duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing (the “Company’s Office”), accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of Shares purchased upon such exercise; or

(ii) by surrendering this Warrant, with a Notice of Cashless Exercise in the form of Annex B attached hereto (a “Cashless Exercise”) duly executed by such Holder or by such Holder’s duly authorized attorney, at the Company’s Office. Such presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay the Exercise Price for the Shares. In the event of a Cashless Exercise, the Registered Holder shall exchange this Warrant for that number of Shares equal to the number of Shares specified in such Notice of Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Market Value per share of Common Stock and the Exercise Price per Share, and the denominator of which shall be the then Market Value per share of Common Stock.

For purposes of any computation under this Warrant, the “Market Value” of a share of Common Stock at any date shall mean the last sale price of the shares of Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of such shares of Common Stock on such day, in either case on the principal national securities exchange or “over the counter” market on which such stock is admitted to trading or listed.

(b) Effective Date of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company. At such time, the person or persons in whose name or names any certificates for Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented by such certificates.

(c) Issuance of Shares. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within two (2) business days thereafter, the Company, at its expense, shall cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder may direct:

(i) the applicable number of Shares; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Shares equal (without giving effect to any adjustment therein) to the Shares called for on the face of this Warrant minus the Shares purchased by the Holder upon such exercise.

(d) Each Holder represents and warrants to the Company as follows:

(i) Investment Intent. Such Holder is acquiring the Warrant, and any Shares or other securities issuable upon exercise, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

(ii) Non-liquidity. Such Holder understands that neither the Warrant nor the Shares or other securities issuable upon the exercise of the Warrant have been registered or qualified under the Securities Act or any state securities laws, by reason of their issuance and sale in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws. Such Holder acknowledges that reliance on said exemptions is predicated in part on the accuracy of such Holder’s representations and warranties herein. Such Holder acknowledges and agrees that the Warrant and the shares of Common Stock or other securities issuable upon exercise of the Warrant may not be pledged, sold, assigned or otherwise transferred unless it is registered or qualified under the Securities Act and applicable state securities laws or is exempt from registration.

(iii) Investment Experience. Such Holder: (A) has such knowledge and experience in financial and business matters as is necessary to enable it to evaluate the merits and risks of an investment in the Company and is not utilizing any other person to be its purchaser representative in connection with evaluating such merits and risks; and (B) has no present need for liquidity in its investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof.

(iv) Accredited Investor; No General Solicitation. Such Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Registered Holder was not solicited with respect to the Warrant or Shares or other securities issuable upon exercise of this Warrant through any general solicitation or advertising.

(v) Investigation. Such Holder has had an opportunity to ask questions and received answers from the Company regarding the terms and conditions of its investment in the Company, the business, properties, prospects and financial condition of the Company, and the merits and risks of an investment in the Company, as such Holder deems necessary and relevant to make this investment decision.

(vi) No “Bad Actor” Disqualification. Neither (i) Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Holder is subject to any “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of exercise in writing in reasonable detail to the Company.

The acquisition by such Holder of any of the Warrant, and any exercise of the Warrant for Shares or other securities issuable upon exercise of this Warrant, shall constitute a confirmation by it of the representations set forth in this Section as of such time. The Company may require an express written confirmation of these representations in connection with any exercise of this Warrant.

2. Adjustments. The Exercise Price and the Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Dividend, Split or Subdivision of Stock. If the number of shares of Common Stock outstanding at any time after the Date of Issuance of this Warrant is increased or deemed increased, (i) by a dividend payable in shares of Common Stock (or Common Stock equivalents (an “Equivalent”), if applicable), or (ii) by a subdivision or split of shares of Common Stock or Equivalents (each of the events described in the immediately preceding clauses (i) and (ii), a “Split”), then, following the effective date fixed for the determination of holders of shares of Common Stock or Equivalents entitled to receive such Split, the Exercise Price shall be appropriately decreased and the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares (on a fully-diluted basis).

(b) Combination of Shares or Reverse Split of Stock. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, following the effective date for such combination or reverse split, the Exercise Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

(c) Reorganizations, Consolidations, etc. Immediately prior to any reclassification of the equity interests of the Company, or the consolidation or merger of the Company with or into another person (other than consolidation or merger in which the Company is the continuing entity and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the equity interests of the Company as amended from time to time) or of the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, then this Warrant shall be automatically exercised as a Cashless Exercise.

(d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2, the Company at its own expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments and (ii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

3. Shares to be Fully Paid; Reservation of Common Stock. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company represents that this Warrant and the Shares issuable upon exercise thereof are and shall be issued free and clear of preemptive rights, rights of first refusal or similar rights entitling others to purchase such securities.

4. Requirements for Transfer.

(a) Warrant Register. The Company or its transfer agent shall maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary, provided, however, that if and when this Warrant is properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

(b) Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex C (the “Assignment”) at the principal office of the Company; provided that either (i) a registration statement is effective for such transfer of the Warrant under the Securities Act and any applicable State securities laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable State securities laws has been received by the Company or waived in writing by the Company.

5. Notices of Record Date, Etc. In case:

(a) the Company shall take a record of the holders of its shares of Common Stock (or other securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any securities, or to receive any other right; or

(b) of any reclassification of the shares of Common Stock, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed or otherwise delivered to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Common Stock (or such other securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least five (5) days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Holder.

6. Registration Rights.

(a) Demand Registration.

(i) Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holder, agrees to register, on one occasion, all or any portion of the Shares underlying the Warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the United States Securities and Exchange Commission (the “Commission”) covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 6(a)(2) hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time during the Exercise Period.

(ii) Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 6(a)(i), but the Holder shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder; provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 6(a)(1) to remain effective for a period of at least twelve (12) consecutive months after the date that the Holder of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holder shall only use the prospectuses provided by the Company to sell the Shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 6(a)(2), the Holder shall be entitled to a demand registration under this Section 6(a)(2) on only one (1) occasion and such demand registration right shall terminate on the fifth anniversary of the Initial Exercise Date.

(b) “Piggy-Back” Registration.

(i) Grant of Right. In addition to the demand right of registration described in Section 6(a)(i) hereof, the Holder shall have the right, for a period of no more than two (2) years from the Initial Exercise Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. The Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities.

(ii) Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 6(b)(i) hereof, but the Holder shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holder of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company during the two (2) year period following the Initial Exercise Date until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 6(b)(ii); provided, however, that such registration rights shall terminate on the second anniversary of the Initial Exercise Date.

(c) Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall issue, in lieu thereof, a new Warrant of like tenor.

8. Mailing of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by overnight courier, first-class certified or registered mail, postage prepaid, or delivered by email, to the address or email address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address and email address to the Company in writing. All notices and other communications from the Holder of this Warrant or in connection herewith to the Company shall be mailed by overnight courier, first-class certified or registered mail, postage prepaid, to the Company at its principal office or delivered by email to the email address furnished in writing by the Company to the Holder of this Warrant.

9. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by each of the Company and the Holder.

10. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

11. Governing Law. This Warrant and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

12. Consent to Jurisdiction; Venue. Each of the parties agrees that all actions or proceedings arising out of or in connection with this Warrant, or for recognition and enforcement of any judgment arising out of or in connection with this Warrant, shall be tried and determined exclusively in the state or federal courts in the State of Delaware, and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts and (iii) this Warrant, or the subject matter hereof or thereof, may not be enforced in or by any of the aforesaid courts.

13. Waiver of Trial by Jury. The Company and the Holder agree that any suit, action or proceeding, whether claim, defense or counterclaim, brought or instituted with respect to this Warrant shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[signatures on following page]

IN WITNESS WHEREOF, Glucotrack Inc. has caused this Warrant to be signed by its duly authorized officer and to be dated on the day and year first written above.

APIMEDS PHARMACEUTICALS US, INC.

By:	/s/ Erik Emerson
Name:	Erik Emerson
Title:	Chief Executive Officer

HOLDER

Murdock Capital Partners Corp.

Name:	Luis Mejia

Signature:	/s/ Luis Mejia

[Signature Page to Warrant]

Annex A

NOTICE OF EXERCISE FORM

To: ____________________________	Dated: ______________________

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase the number of Shares covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for a total of _______ Shares at the exercise price per share provided for in such Warrant.

Signature:

Address:

Taxpayer Identification Number:

A-1

Annex B

NOTICE OF CASHLESS EXERCISE FORM

To: ____________________________	Dated: ______________________

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to exchange the Warrant for a total of _________ Shares pursuant to the Cashless Exercise provisions of the Warrant.

Signature:

Address:

Taxpayer Identification Number:

B-1

Annex C

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the Shares covered thereby set forth below, unto:

Name and Address of Assignee	No. of Shares	Taxpayer Identification Number

Dated:	Signature:

C-1